SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.         )

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First Seacoast Bancorp

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April 14, 2022

Dear Fellow Stockholder:

The annual meeting of stockholders of First Seacoast Bancorp, the holding company for First Seacoast Bank, will be held at First Seacoast Bank’s main office, located at 633 Central Avenue, Dover, New Hampshire, on Thursday, May 26, 2022, at 10:30 a.m., local time.

It is important that your shares are represented at this meeting, regardless of the number of shares you own. To ensure your shares are represented, we urge you to vote promptly by completing and mailing the enclosed proxy card or by voting via the Internet or by telephone. Internet and telephone voting instructions appear on the enclosed proxy card.

Sincerely,

James R. Brannen
President and Chief Executive Officer

Special Notice Regarding In-Person Attendance at Annual Meeting – Due to the ongoing health risks relating to the coronavirus pandemic and to best protect the health and welfare of our employees, stockholders and community, we urge that stockholders DO NOT ATTEND the Annual Meeting in person. Stockholders are urged to vote their proxies by mail or by voting via the Internet or by telephone.

FIRST SEACOAST BANCORP

633 Central Avenue

Dover, New Hampshire 03820

(603) 742-4680

NOTICE OF 2022 ANNUAL MEETING OF STOCKHOLDERS

DATE AND TIME	Thursday, May 26, 2022

10:30 a.m., local time

PLACE	First Seacoast Bank’s Main Office

633 Central Avenue

Dover, New Hampshire

ITEMS OF BUSINESS	(1)	To elect three directors to serve for a term of three years;

(2)	To ratify the appointment of Baker Newman & Noyes LLC to serve as the independent registered public accounting firm for the fiscal year ending December 31, 2022; and

(3)

To transact any other business that may properly come before the meeting and any adjournment or postponement of the meeting. (Note: The Board of Directors is not aware of any other business to come before the meeting.)

RECORD DATE	To be eligible to vote, you must have been a stockholder as of the close of business on March 31, 2022.

PROXY VOTING	It is important that your shares be represented and voted at the meeting. You can vote your shares by completing the accompanying proxy card and returning it in the enclosed self-addressed envelope or by voting via the Internet or by telephone. Voting instructions are printed on the proxy card. You may revoke a proxy at any time before its exercise at the meeting by following the instructions in the accompanying proxy statement.

BY ORDER OF THE BOARD OF DIRECTORS

Michael J. Bolduc
Corporate Secretary

Dover, New Hampshire

April 14, 2022

Special Notice Regarding In-Person Attendance at Annual Meeting – Due to the ongoing health risks relating to the coronavirus pandemic and to best protect the health and welfare of our employees, stockholders and community, we urge that stockholders DO NOT ATTEND the Annual Meeting in person. Stockholders are urged to vote their proxies by mail or by voting via the Internet or by telephone.

FIRST SEACOAST BANCORP

PROXY STATEMENT

FOR

2022 ANNUAL MEETING OF STOCKHOLDERS

GENERAL INFORMATION

First Seacoast Bancorp is the majority-owned subsidiary of First Seacoast Bancorp, MHC and the stock holding company for First Seacoast Bank. In this proxy statement, we may also refer to First Seacoast Bancorp as “we,” “our” or “us” and to First Seacoast Bank as the “Bank.”

We are providing this proxy statement to you in connection with the solicitation of proxies by our Board of Directors for the 2022 annual meeting of stockholders and for any adjournment or postponement of the annual meeting. We will hold the annual meeting at First Seacoast Bank’s main office, located at 633 Central Avenue, Dover, New Hampshire, on Thursday, May 26, 2022 at 10:30 a.m., local time.

We intend to mail this proxy statement and a proxy card to stockholders of record beginning on or about April 14, 2022.

SPECIAL NOTICE REGARDING IN-PERSON ATTENDANCE AT ANNUAL MEETING

Due to the ongoing health risks relating to the coronavirus pandemic and to best protect the health and welfare of our employees, stockholders and community, we urge that stockholders DO NOT ATTEND the Annual Meeting in person. Stockholders are urged to vote their proxies by mail or by voting via the Internet or by telephone. See “Information About Voting – Voting by Proxy” below.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 26, 2022

This proxy statement is available at www.proxydocs.com/FSEA. Also available at this website address is our Annual Report on Form 10-K, as filed with the Securities and Exchange Commission, which includes our audited consolidated financial statements for the fiscal year ended December 31, 2021.

INFORMATION ABOUT VOTING

Who May Vote at the Meeting

You are entitled to vote your shares of First Seacoast Bancorp common stock if our records show that you held your shares as of the close of business on March 31, 2022. As of the close of business on March 31, 2022, a total of 6,099,834 shares of common stock were outstanding, of which 3,345,925 shares were owned by First Seacoast Bancorp, MHC. Each share of common stock has one vote.

Our Charter provides that record holders of our common stock who beneficially own, either directly or indirectly, more than 10% of our outstanding shares of common stock (other than First Seacoast Bancorp, MHC) are not entitled to any vote with respect to the shares held in excess of the 10% limit.

Ownership of Shares

You may own your shares of common stock of First Seacoast Bancorp in one or more of the following ways:

•	Directly in your name as stockholder of record;

•	Indirectly through a broker, bank or other holder of record in “street name;”

•	Indirectly through the First Seacoast Bank Employee Stock Ownership Plan (the “ESOP”);

•	Indirectly through the First Seacoast Bank 401(k) Plan (the “401(k) Plan”); or

•	Indirectly through the First Seacoast Bancorp 2021 Equity Incentive Plan (the “Equity Incentive Plan”).

If your shares are registered directly in your name, you are the holder of record of those shares and we are sending these proxy materials directly to you. As the holder of record, you have the right to give your proxy directly to us to vote at the annual meeting or you may vote in person at the annual meeting.

If you hold your shares in street name, your broker, bank or other holder of record is sending these proxy materials to you. As the beneficial owner, you have the right to direct your broker, bank or other holder of record how to vote by completing a voting instruction form that accompanies your proxy materials. Your broker, bank or other holder of record may allow you to provide voting instructions by telephone or by the Internet. Refer to the instruction form provided by your broker, bank or other holder of record that accompanies your proxy materials. If you want to vote your shares of common stock held in street name in person at the annual meeting, you must obtain a written proxy in your name from the broker, bank or other holder who is the record holder of your shares.

If you own shares of common stock indirectly through the ESOP and/or the 401(k) Plan, see “Participants in the ESOP and/or 401(k) Plan” below.

Attending the Meeting

Due to the ongoing health risks relating to the coronavirus pandemic and to best protect the health and welfare of our employees, stockholders and community, we urge that stockholders DO NOT ATTEND the Annual Meeting in person. Stockholders are urged to vote their proxies by mail or by voting via the Internet or by telephone. See “Information About Voting – Voting by Proxy” below.

Any admittance to the annual meeting requires proof of ownership of First Seacoast Bancorp common stock. Examples of proof of ownership are a recent brokerage account statement or a letter from your bank or broker.

Quorum and Vote Required

Quorum. We will have a quorum and be able to conduct the business of the annual meeting if a majority of the outstanding shares of First Seacoast Bancorp common stock entitled to vote, represented in person or by proxy, are present at the meeting.

Votes Required for Proposals. In voting on the election of directors (Item 1), you may vote in favor of the nominees or withhold your vote as to the nominees. There is no cumulative voting for the election of directors. Directors must be elected by a plurality of the votes cast at the annual meeting. This means that the nominees receiving the largest number of votes cast will be elected up to the maximum number of directors to be elected at the annual meeting. The maximum number of directors to be elected at the annual meeting is three.

In voting on the ratification of the appointment of the independent registered public accounting firm (Item 2), you may vote in favor of the proposal, vote against the proposal, or abstain from voting. The affirmative vote of a majority of the votes represented at the annual meeting and entitled to vote is required to approve this proposal.

Because First Seacoast Bancorp, MHC owns more than 50% of our outstanding common stock, the votes cast by it will ensure the presence of a quorum and will decide the outcome of the vote on the election of directors (Item 1) and the ratification of the appointment of the independent registered public accounting firm (Item 2).

Effect of Not Casting Your Vote

If you hold your shares in street name through a broker, bank or other nominee of record, it is critical that you cast your vote if you want it to count in the election of directors (Item 1). Your broker, bank or other holder of record does not have discretion to vote your uninstructed shares with respect to this item. Therefore, if you hold your shares in street name and you do not instruct your broker or other holder of record on how to vote in the election of directors, no votes will be cast on your behalf with respect to this item. These are referred to as “broker non-votes.” Your broker, bank or other holder of record, however, does have discretion to vote any uninstructed shares on the ratification of the appointment of the independent registered public accounting firm (Item 2). If you are a stockholder of record and you do not cast your vote, no votes will be cast on your behalf on any of the items of business at the annual meeting.

How We Count the Votes

If you return valid proxy instructions or attend the meeting in person, we will count your shares to determine whether there is a quorum, even if you abstain from voting. Broker non-votes also will be counted to determine the existence of a quorum.

In the election of directors, votes that are withheld and broker non-votes will have no effect on the outcome of the election.

In counting votes to ratify the appointment of the independent registered public accounting firm, we will not count broker non-votes as votes represented at the annual meeting. Therefore, broker non-votes and abstentions will have the same effect as a negative vote.

Voting by Proxy

We are sending you this proxy statement to request that you allow your shares of First Seacoast Bancorp common stock to be represented at the annual meeting by the designated proxies named by the Board of Directors. All shares of First Seacoast Bancorp common stock represented at the annual meeting by properly executed and dated proxies will be voted according to the instructions indicated on the proxy card. If you sign, date and return a proxy card without giving voting instructions, your shares will be voted as recommended by our Board of Directors.

The Board of Directors unanimously recommends a vote:

•	“FOR” all of the nominees for director; and

•	“FOR” the ratification of the appointment of Baker Newman & Noyes LLC to serve as the independent registered public accounting firm.

If any matters not described in this proxy statement are properly presented at the annual meeting, the persons named in the proxy card will use their own best judgment as to how to vote your shares. This would include a motion to adjourn or postpone the annual meeting to solicit additional proxies. If the annual meeting is postponed or adjourned, your common stock may be voted by the persons named in the proxy card on the new meeting date as well, unless you have revoked your proxy. We do not know of any other matters to be presented at the annual meeting.

Instead of voting by completing and mailing a proxy card, registered stockholders can vote their shares of First Seacoast Bancorp common stock via the Internet or by telephone. The Internet and telephone voting procedures are designed to authenticate stockholders’ identities, allow stockholders to provide their voting instructions and confirm that their instructions have been recorded properly. Specific instructions for Internet and telephone voting appear on the enclosed proxy card. The deadline for voting by Internet or by telephone is 10:30 a.m., Eastern Time, on May 26, 2022.

Revoking Your Proxy

Whether you vote by mail, by telephone or via the Internet, if you are a registered stockholder, unless otherwise noted, you may later revoke your proxy by:

•	sending a written statement to that effect to our Corporate Secretary;

•	submitting a properly signed proxy card with a later date;

•	voting via the Internet or by telephone at a later time (if initially able to vote in that manner) so long as such vote is received by the time and date set forth above; or

•	voting in person at the annual meeting (Note: Attendance at the annual meeting will not, in itself, constitute revocation of your proxy).

If you hold your shares through a bank, broker, trustee or nominee and you have instructed the bank, broker, trustee or nominee to vote your shares, you must follow the directions received from you bank, broker, trustee or nominee to change those instructions.

Participants in the ESOP and/or 401(k) Plan

If you participate in the ESOP, you will receive a voting instruction card that reflects all shares of First Seacoast Bancorp that you may direct the trustees to vote on your behalf under the ESOP. Under the terms of the ESOP, the ESOP trustee votes all shares held by the ESOP, but each participant in the ESOP may direct the trustee how to vote the shares of common stock allocated to his or her account. The ESOP trustee, subject to the exercise of its fiduciary duties, will vote all unallocated shares of common stock held by the ESOP and all allocated shares for which no timely voting instructions are received in the same proportion as shares for which it has received valid voting instructions.

If you hold shares of First Seacoast Bancorp common stock in the 401(k) Plan, you will receive a voting instruction card that reflects all shares that you may direct the 401(k) Plan trustee to vote on your behalf under the 401(k) Plan. Under the terms of the 401(k) Plan, you may direct the 401(k) Plan trustee how to vote the shares allocated to your account. If the 401(k) Plan trustee does not receive your voting instructions, the 401(k) Plan trustee will be instructed to vote your shares in the same proportion as the voting instructions received from other 401(k) Plan participants. The deadline for returning your voting instruction cards is May 19, 2022.

CORPORATE GOVERNANCE

General

First Seacoast Bancorp periodically reviews its corporate governance policies and procedures to ensure that it meets the highest standards of ethical conduct, reports results with accuracy and transparency and fully complies with the laws, rules and regulations that govern its operations. As part of this periodic corporate governance review, the Board of Directors reviews and adopts best corporate governance policies and practices for First Seacoast Bancorp.

Director Independence

The Board of Directors currently consists of nine members. Because First Seacoast Bancorp is listed on the Nasdaq Stock Market, we refer to the definition of “independent director” contained in the listing standards of the Nasdaq Stock Market when determining the independence of our directors. All our directors are considered independent under the listing standards of the NASDAQ Stock Market, except for James R. Brannen who is employed by us in his capacity as President and Chief Executive Officer. In determining the independence of directors, the Board of Directors has considered transactions, relationships and arrangements between First Seacoast Bancorp and its directors that are not required to be disclosed in this proxy statement under the heading “Other Information Relating to Directors and Executive Officers—Transactions with Related Persons.”

Board Diversity

First Seacoast Bancorp’s common stock is listed on the Nasdaq Capital Market. Nasdaq’s Board Diversity Rule requires First Seacoast Bancorp to publicly disclose Board-level diversity statistics annually. As required by the Board Diversity Rule, First Seacoast Bancorp intends to post these statistics for 2022 at the Investor Relations section of First Seacoast Bank’s website (www.firstseacoastbank.com) no later than August 8, 2022. The Board Diversity Rule also requires First Seacoast Bancorp to have or explain in its annual meeting proxy statement why it does not have at least one diverse director by August 7, 2023, and at least two diverse directors by August 6, 2026. First Seacoast Bancorp currently qualifies as a “smaller reporting company” under Securities and Exchange Commission regulations. Because First Seacoast Bancorp qualifies as a “smaller reporting company” it may satisfy the diversity objective of the Board Diversity Rule by having two female directors. First Seacoast Bancorp currently has three female directors.

Board Leadership Structure and Board’s Role in Risk Oversight

The Board of Directors has determined that the separation of the offices of Chairman of the Board and of President and Chief Executive Officer enhances Board independence and oversight. Moreover, the separation of these offices allows the President and Chief Executive Officer to better focus on his growing responsibilities of managing the daily operations of First Seacoast Bancorp and First Seacoast Bank, while allowing the Chairman of the Board to lead the Board of Directors in its fundamental role of providing advice to and independent oversight of management. Thomas J. Jean currently serves as the Chairman of the Board and is considered independent under the listing standards of the Nasdaq Stock Market.

Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. We face several risks, including credit risk, interest rate risk, liquidity risk, operational risk, strategic risk and reputation risk. Management is responsible for the day-to-day management of risks First Seacoast Bancorp faces, while the Board of Directors, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, the Board of Directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed. Senior management also attends Board meetings and is available to address any questions or concerns raised by the Board of Directors on risk management and any other matters.

Committees of the Board of Directors

The following table identifies our standing committees and their members. The members of the Audit Committee, the Compensation Committee, and the Governance and Nominating Committee are considered independent according to the relevant listing standards of the Nasdaq Stock Market. The charter of each committee is available in the Investor Relations section of First Seacoast Bank’s website (www.firstseacoastbank.com).

Director	Audit Committee	Compensation and Personnel Committee	Governance and Nominating Committee
Michael J. Bolduc			Chair
Mark P. Boulanger	Chair		X
James R. Brannen
James Jalbert	X	X	X
Thomas J. Jean
Erica A. Johnson		X
Dana C. Lynch		X
Janet Sylvester			X
Paula J. Williamson-Reid	X	Chair
Number of Meetings in Fiscal Year 2021	4	6	3

Audit Committee. The Audit Committee is established according to the requirements of the Securities Exchange Act of 1934, as amended. The Audit Committee meets periodically with the independent registered public accounting firm and management to review accounting, auditing, internal control structure and financial reporting matters. The Board of Directors has determined that Mark P. Boulanger, a Certified Public Accountant, is an “audit committee financial expert” as that term is defined in the rules and regulations of the Securities and Exchange Commission. The report of the Audit Committee required by the rules and regulations of the Securities and Exchange Commission is included in this proxy statement. See “Report of the Audit Committee.”

Compensation and Personnel Committee. The Compensation and Personnel Committee approves the compensation objectives for First Seacoast Bancorp and First Seacoast Bank, establishes the compensation for First Seacoast Bancorp’s and the Bank’s senior management and conducts the performance review of the President and Chief Executive Officer. The Compensation and Personnel Committee reviews all components of compensation, including salaries, cash incentive plans, long-term incentive plans and various employee benefit matters. The Compensation and Personnel Committee also assists the Board of Directors in evaluating potential candidates for executive positions.

During the fiscal year ended December 31, 2021, the Compensation Committee engaged ChaseCompGroup, LLC, an independent compensation consultant, to provide consulting services with respect to executive and director compensation reviews, peer research regarding equity compensation practices of converted mutual institutions, and incentive compensation planning. The fees paid for these consulting services were approximately $23,500.

Governance and Nominating Committee. The Governance and Nominating Committee assists the Board of Directors in: (i) identifying individuals qualified to become Board members, consistent with criteria approved by the Board; (ii) recommending to the Board the director nominees for the next annual meeting; (iii) implementing policies and practices relating to corporate governance, including implementation of and monitoring adherence to corporate governance guidelines; (iv) leading the Board in its annual review of the Board’s performance; and (v) recommending director nominees for each committee.

Minimum Qualifications for Director Nominees. The Nominating and Corporate Governance Committee has adopted a set of criteria that it considers when it selects individuals to be nominated for election to the Board of Directors. A candidate must meet the eligibility requirements set forth in our Bylaws, which include a requirement that the candidate had not been subject to certain criminal or regulatory actions. A candidate also must meet any qualification requirements set forth in any Board of Directors or committee governing documents.

If a candidate is deemed eligible for election to the Board of Directors, the Governance and Nominating Committee will then evaluate the following criteria in selecting nominees:

•	contributions to the range of talent, skill and expertise of the Board of Directors;

•

financial, regulatory and business experience, knowledge of the banking and financial service industries, familiarity with the operations of public companies and ability to read and understand financial statements;

•	familiarity with our market area and participation in and ties to local businesses and local civic, charitable and religious organizations;

•	personal and professional integrity, honesty and reputation;

•	the ability to represent the best interests of our stockholders and the best interests of First Seacoast Bancorp;

•	the ability to devote sufficient time and energy to the performance of his or her duties; and

•	independence, as that term is defined under applicable Securities and Exchange Commission and stock exchange listing criteria.

The Governance and Nominating Committee also will consider any other factors it deems relevant, including diversity, competition, size of the Board of Directors and regulatory disclosure obligations.

When nominating an existing director for re-election to the Board of Directors, the Governance and Nominating Committee will consider and review an existing director’s attendance and performance at Board meetings and at meetings of committees on which he serves; length of Board service; the experience, skills and contributions that the existing director brings to the Board; and independence.

Director Nomination Process. The process that the Governance and Nominating Committee follows to identify and evaluate individuals to be nominated for election to the Board of Directors is as follows:

For purposes of identifying nominees for the Board of Directors, the Governance and Nominating Committee relies on personal contacts of the committee members and other members of the Board of Directors, as well as its knowledge of members of the communities the Bank serves. The Governance and Nominating Committee will also consider director candidates recommended by stockholders according to the policy and procedures set forth below. The Governance and Nominating Committee has not used an independent search firm to identify nominees.

In evaluating potential nominees, the Governance and Nominating Committee determines whether the candidate is eligible and qualified for service on the Board of Directors by evaluating the candidate under the criteria set forth above. If such individual fulfills these criteria, the Governance and Nominating Committee will conduct a check of the individual’s background and interview the candidate to further assess the qualities of the prospective nominee and the contributions he or she would make to the Board.

Consideration of Director Candidates Recommended by Stockholders. The policy of the Governance and Nominating Committee is to consider director candidates recommended by stockholders who appear to be qualified to serve on the Board of Directors. The Governance and Nominating Committee may choose not to consider an unsolicited recommendation if no vacancy exists on the Board of Directors and the Governance and Nominating Committee does not perceive a need to increase the size of the Board of Directors. To avoid the unnecessary use of the Governance and Nominating Committee’s resources, the Governance and Nominating Committee will consider only those director candidates recommended in accordance with the procedures set forth below.

Procedures to be Followed by Stockholders. To submit a recommendation of a director candidate to the Governance and Nominating Committee, a stockholder should submit the following information in writing, addressed to the Chair of the Governance and Nominating Committee, care of the Corporate Secretary, at our main office:

•	A statement that the writer is a stockholder and is proposing a candidate for consideration by the Governance and Nominating Committee;

•	The name and address of the stockholder as they appear on First Seacoast Bancorp’s books, and of the beneficial owner, if any, on whose behalf the nomination is made;

•	The class or series and number of shares of First Seacoast Bancorp capital stock that are owned beneficially or of record by such stockholder and such beneficial owner;

•

A description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder;

•	A representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the nominee named in the stockholder’s notice;

•	The name, age, personal and business address of the candidate, the principal occupation or employment of the candidate;

•	The candidate’s written consent to serve as a director;

•

A statement of the candidate’s business and educational experience and all other information relating to such person that would indicates such person’s qualification to serve on the Board of Directors; and

•

Such other information regarding the candidate or the stockholder as would be required to be included in First Seacoast Bancorp’s proxy statement pursuant to Regulation 14A of the Securities and Exchange Commission.

For a director candidate to be considered for nomination at First Seacoast Bancorp’s annual meeting of stockholders, the recommendation must be received by the Governance and Nominating Committee at least 120 calendar days before the date on which First Seacoast Bancorp’s proxy statement for the previous year’s annual meeting was released to stockholders, advanced by one year.

Board and Committee Meetings

The business of First Seacoast Bancorp and First Seacoast Bank is conducted through meetings and activities of their respective Boards of Directors and committees. During the fiscal year ended December 31, 2021, the Board of Directors of First Seacoast Bancorp held 13 meetings and the Board of Directors of First Seacoast Bank held 13 meetings. No director attended fewer than 75% of the total meetings of the Boards of Directors and of the committees on which he served.

Director Attendance at Annual Meeting

The Board of Directors encourages each director to attend the annual meeting of stockholders. All of the directors then serving attended last year’s annual meeting of stockholders.

Codes of Ethics

We have adopted a Code of Ethics for Senior Officers and a Code of Ethics. Both are designed to ensure that our directors and employees meet the highest standards of ethical conduct. The Code of Ethics for Senior Officers, which applies to our principal executive officer and principal financial officer, addresses conflicts of interest, the treatment of confidential information, and compliance with applicable laws, rules and regulations. The Code of Ethics, which applies to all employees and directors, addresses conflicts of interest, the treatment of confidential information, general employee conduct and compliance with applicable laws, rules and regulations. In addition, both codes are designed to deter wrongdoing and promote honest and ethical conduct, the avoidance of conflicts of interest, full and accurate disclosure and compliance with all applicable laws, rules and regulations. The Code of Ethics for Senior Officers and the Code of Ethics are available in the Investor Relations section of the Bank’s website (www.firstseacostbank.com).

REPORT OF THE AUDIT COMMITTEE

First Seacoast Bancorp’s management is responsible for First Seacoast Bancorp’s internal control over financial reporting. The independent registered public accounting firm is responsible for performing an independent audit of our consolidated financial statements and issuing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States of America. The Audit Committee oversees First Seacoast Bancorp’s internal controls and financial reporting process on behalf of the Board of Directors.

In this context, the Audit Committee has met and held discussions with management and the independent registered public accounting firm. Management represented to the Audit Committee that First Seacoast Bancorp’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and with the independent registered public accounting firm. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Public Company Accounting Oversight Board (United States) Auditing Standard No. 1301, Communications with Audit Committees, which include the quality, and not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of the disclosures in the financial statements.

In addition, the Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by the applicable requirements of the Public Company Accounting Oversight Board and has discussed with the independent registered public accounting firm the firm’s independence from First Seacoast Bancorp and its management. In concluding that the independent registered public accounting firm is independent, the Audit Committee considered, among other factors, whether the non-audit services provided by the firm were compatible with its independence.

The Audit Committee discussed with the independent registered public accounting firm the overall scope and plans for their audit. The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of their examination, their evaluation of First Seacoast Bancorp’s internal control over financial reporting and the overall quality of its financial reporting process.

In performing these functions, the Audit Committee acts only in an oversight capacity. In its oversight role, the Audit Committee relies on the work and assurances of management, which has the primary responsibility for financial statements and reports, and of the independent registered public accounting firm who, in their report, express an opinion on the conformity of First Seacoast Bancorp’s consolidated financial statements to accounting principles generally accepted in the United States of America. The Audit Committee’s oversight does not provide it with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal control over financial reporting designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions with management and the independent registered public accounting firm do not assure that First Seacoast Bancorp’s consolidated financial statements are presented in accordance with accounting principles generally accepted in the United States of America, that the audit of the consolidated financial statements has been carried out in accordance with the standards of the Public Company Accounting Oversight Board or that the independent registered public accounting firm is in fact “independent.”

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board of Directors has approved, that the audited consolidated financial statements be included in First Seacoast Bancorp’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 for filing with the Securities and Exchange Commission. The Audit Committee has appointed, subject to stockholder ratification, Baker Newman & Noyes LLC to serve as the independent registered public accounting firm for the fiscal year ending December 31, 2022.

Audit Committee of the Board of Directors

of

First Seacoast Bancorp

Mark P. Boulanger, CPA (Chair)

James Jalbert

Paula J. Williamson-Reid

DIRECTORS’ COMPENSATION

The following table provides the compensation received by the individuals who served as our non-employee directors during the fiscal year ended December 31, 2021. The table excludes perquisites, which did not exceed $10,000 in the aggregate for each director. Mr. Brannen did not receive any compensation in his capacity as a director during the fiscal year ended December 31, 2021. The compensation reported in this table is paid by First Seacoast Bank. None of the directors was compensated separately by either First Seacoast Bancorp, MHC or First Seacoast Bancorp.

	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	Nonqualified Deferred Compensation Earnings ($)	Total ($)
Michael J. Bolduc	23,110	42,557	472	66,139
Mark P. Boulanger	22,210	42,557	179	64,946
James Jalbert	23,710	42,557	1,337	67,604
Thomas J. Jean	23,688	42,557	—	66,245
Erica A. Johnson	25,210	42,557	179	67,946
Dana C. Lynch	25,510	59,441	—	84,951
Janet Sylvester	24,010	42,557	1,391	67,958
Paula J. Williamson-Reid	23,410	42,557	774	66,741

(1)

Reflects the aggregate grant date fair value for restricted stock awards computed according to Financial Accounting Standards Board Accounting Standards Codification (“FASB ASC”) Topic 718 – Share Based Payment, based on the closing price of First Seacoast Bancorp’s common stock on the grant date ($9.99 per share on November 18, 2021). Restricted stock awards vest in three approximate equal installments, with the first vesting occurring on November 18, 2022. As of December 31, 2021, Mr. Lynch had an outstanding stock award for 5,950 shares and each other individual had an outstanding stock award for 4,260 shares.

Supplemental Director Retirement and Fee Continuation Agreements. First Seacoast Bank has entered into Supplemental Director Retirement Agreements with each of its non-employee directors, except Mr. Lynch with whom it has entered into a Director Fee Continuation Agreement which is substantially the same as the Supplemental Director Retirement Agreements. Under the agreements, a director who remains in service on the board of directors until the normal retirement age specified in the agreement (age 70) will be entitled to receive an annual retirement benefit of equal to $20,000. The payments will be made to the director upon his or her separation from service in annual installments for ten years. If a director separates from service before age 70, he or she is entitled to the vested percentage of his or her accrued liability balance under the agreement, paid in annual installments over ten years. Directors vest under their agreements over a ten-year period (0% during the first 6 years, 25% after 7 years, 50% after 8 years, 75% after 9 years and 100% after 10 years). Upon a change in control, directors receive the present value of a stream of $20,000 payments for 10 years. Upon death, a director’s beneficiary will receive the vested portion of the director’s accrued liability balance, paid in a lump sum within 30 days following the director’s death.

Director Deferred Fee Plan. First Seacoast Bank maintains a deferred directors fee plan, pursuant to which non-employee directors may elect to defer a portion of their director’s fees each year. The Bank credits the deferred amounts with earnings at a rate equivalent to the yield for the 7-year Treasury Bill Rate (compounded monthly). Directors become eligible to receive their deferred fees and earnings on a separation from service or a specified date and payable in a lump sum or installments over a 5- or 10-year period, as elected by each director. If elected by a director, benefits will be paid in a lump sum if the director separates from service within two years of a change in control. Benefits are also payable upon a director’s death.

STOCK OWNERSHIP

The following table provides information as of March 31, 2022, about the beneficial owners known to First Seacoast Bancorp that own more than 5% of our outstanding common stock and the shares of common stock beneficially owned by each nominee for director, by each director continuing in office, by each named executive officer, and by all directors and executive officers as a group. A person may be considered to beneficially own any shares of common stock over which he has, directly or indirectly, sole or shared voting or investment power. Unless otherwise indicated, each of the named individuals has sole voting power and sole investment power with respect to the shares shown and none of the named individuals has pledged his or her shares.

	Number of Shares Owned		Percent of Common Stock Outstanding (1)
Greater Than 5% Stockholders:
First Seacoast Bancorp, MHC 633 Central Avenue Dover, New Hampshire 03820	3,345,925		54.85%

Director Nominees and Directors Continuing in Office:
James R. Brannen	11,739	(2)	*
Michael J. Bolduc	15,000	(3)	*
Mark P. Boulanger	3,590		*
James Jalbert	15,000	(4)	*
Thomas J. Jean	1,000		*
Erica A. Johnson	2,796		*
Dana C. Lynch	2,500	(5)	*
Janet Sylvester	5,126	(6)	*
Paula J. Williamson-Reid	3,500	(7)	*

Executive Officers Who Are Not Directors:
Richard M. Donovan	20,882	(8)	*
Timothy F. Dargan	6,329	(9)	*

All directors and executive officers as a group (11 persons)	87,462		1.43%

*	Less than 1%.
(1)	Based on 6,099,834 shares outstanding as of March 31, 2022.
(2)	Includes 5,000 shares held indirectly in through an Individual Retirement Account (“IRA”), 1,677 shares held indirectly through the ESOP and 5,062 shares held indirectly in the 401(k) Plan.
(3)	Includes 6,350 shares held indirectly through a trust, 3,300 shares held indirectly through an IRA and 5,350 shares held indirectly through spouse’s IRA.
(4)	Consists of 15,000 shares held indirectly through an IRA.
(5)	Consists of 2,500 shares held indirectly through an IRA.
(6)	Consists of 5,126 shares held indirectly through an IRA.
(7)	Consists of 3,500 shares held indirectly through an IRA.
(8)	Consists of 14,975 shares held indirectly through an IRA, 1,372 shares held indirectly through the ESOP and 4,535 shares held indirectly through the 401(k) Plan.
(9)	Consists of 5,000 shares held indirectly through an IRA and 1,329 shares held indirectly through the ESOP.

BUSINESS ITEMS TO BE VOTED ON BY STOCKHOLDERS

Item 1 — Election of Directors

First Seacoast Bancorp’s Board of Directors consists of nine members. The Board of Directors is divided into three classes with three-year staggered terms, with approximately one-third of the directors elected each year. The nominees for election are Michael J. Bolduc, Mark P. Boulanger and Dana C. Lynch. Each nominee currently serves as a director of First Seacoast Bancorp and First Seacoast Bank.

The Board of Directors intends to vote the proxies solicited by it in favor of the election of all the nominees named above. If any nominee is unable to serve, the persons named in the proxy card will vote your shares to approve the election of any substitute proposed by the Board of Directors. Alternatively, the Board of Directors may adopt a resolution to reduce the size of the Board of Directors. At this time, the Board of Directors knows of no reason why any nominee might be unable to serve.

The Board of Directors unanimously recommends that you vote “FOR ALL” of the nominees for director.

Information regarding the Board of Directors’ nominees and the directors continuing in office is provided below. Unless otherwise stated, each individual has held his or her current occupation for the last five years. The indicated age for each individual is as of December 31, 2021. The indicated period for service as a director includes service as a director of First Seacoast Bank. There are no family relationships among the directors.

Director Nominees for Terms Expiring in 2025

Michael J. Bolduc is an attorney-at-law and a partner at the law firm of Wyskiel, Boc, Tillinghast & Bolduc, PA. His practice focuses on trusts and estates, as well as business entity formation, governance and transactions. He has been an active member in the local community for many years, currently serving as a trustee of Wentworth Douglass Hospital, a member of the Rotary Club of Dover, and on the Board of Directors of the New Hampshire Charitable Foundation for the Piscataqua Region. His community involvement affords him extensive insight into our local markets and his legal expertise offers a unique perspective to the board of directors. Age 51. Director since 2011.

Mark P. Boulanger is a Certified Public Accountant and a partner at Raiche & Company CPAs, P.A. He has been an active member in the Seacoast New Hampshire and Southern Maine communities for several years, currently serving as a trustee and Vice-Chair of Frisbie Memorial Hospital in Rochester, New Hampshire. His certification as a CPA is a significant resource for the board of directors and qualifies him to be a member of the Audit Committee as an “audit committee financial expert” as that term is defined in the rules and regulations of the Securities and Exchange Commission. Age 50. Director since 2018.

Dana C. Lynch serves as Past Chairman of the Board of First Seacoast Bancorp and First Seacoast Bank. He is a retired civil engineer and former owner of Civilworks, Inc., a civil engineering and surveying consulting firm, and is presently the managing general partner at Longboard Facilities Management, LLC, a facilities management company. He has been an active member in the local community, serving as the Chair of the Cocheco Waterfront Development Advisory Committee and is a founding organizer of Dover Pride Day. His career as a local business owner and extensive community involvement provides the board of directors with valuable insight into our market area and the local economic environment. Age 68. Director since 1998.

Directors Continuing in Office with Terms Expiring in 2023

James R. Brannen joined First Seacoast Bank as Executive Vice President and Chief Financial Officer in 2007 and became President and Chief Executive Officer in 2018. He has over 30 years of experience in community banking in New Hampshire. During his banking career, he has gained experience in the credit, lending, collections and branch administration functions, as well as in developing new lending programs, implementing new technologies, and in bank mergers and branch acquisitions. He earned an MBA from the University of New Hampshire. He has been an active member in the local community, currently serving as a trustee of the City of Dover Trust Fund Board and as a trustee and Treasurer of Wentworth Douglass Hospital. He also serves on the Board of Directors of the New Hampshire Bankers Association. His extensive community banking experience and knowledge of First Seacoast Bank’s business and market area provides essential insight to the board of directors. Age 60. Director since 2018.

James Jalbert is the President and Chief Executive Officer of Jalbert Leasing, Inc. D/B/A C&J Bus Lines, a scheduled inter-city passenger transportation company. He has been an active member in the local community, currently serving as Vice Chair of the Board of Trustees of Frisbie Memorial Hospital Foundation, President of the Board of Trustees of Berwick Academy, and a board member of the American Bus Association. His extensive community involvement and career as a local business executive provides us with a valuable perspective on the local consumer and business environment. Age 64. Director since 2010.

Paula J. Williamson-Reid is the founding owner and Chief Executive Officer of Reid & Company Executive Search, Ltd., an executive search firm. Her experience in management and executive recruitment is a significant resource for us in the area of human resource management, compensation and benefits. Age 60. Director since 2018.

Directors Continuing in Office with Terms Expiring in 2024

Thomas J. Jean serves as Chairman of the Board of First Seacoast Bancorp and First Seacoast Bank. He serves as Vice President of Operations at Portsmouth Regional Hospital and previously served as Vice President of Operations at Frisbee Memorial Hospital. He has been an active member of the local community having served as Mayor of Rochester, NH, President of the Rochester Rotary Club, and Chairman of the Board of the Greater Rochester Chamber of Commerce. His business experience and knowledge of our market area provides essential insight to the board of directors. Age 43. Director since 2013.

Erica A. Johnson is the Chief Executive Officer of QA Cafe, LLC, a software company, where she is responsible for strategy, finances and operations. Previously, Ms. Johnson served as Director at the University of New Hampshire InterOperability Laboratory, an independent test facility for networking, telecommunications, data storage and consumer technology products. She brings valuable management experience and unique information technology expertise to the board of directors. Age 42. Director since 2018.

Janet Sylvester is an owner of Great Island Realty, LLC, a real estate brokerage firm. She has been an active member in the local community, having previously served on the Dover City Council and as a past President of Big Brothers Big Sisters. Her experience as a realtor and business owner provides First Seacoast Bank with valuable insight into the local real estate market. Age 64. Director since 2013.

Executive Officers Who Are Not Directors

The following sets forth information regarding our executive officers who are not directors. Age information is as of December 31, 2021.

Richard M. Donovan, age 56, has served as our Chief Financial Officer since May 2018. Previously, he served as a finance consultant for several community and regional banks in the Mid-Atlantic and New England and as Vice President of Finance at a community bank in New York, and spent 12 years as a CPA at a regional accounting firm. He has over 30 years of experience in finance.

Timothy F. Dargan, age 61, serves as Senior Vice President and Senior Commercial Lending Officer at First Seacoast Bank. He has over 30 years of commercial lending experience. He is responsible for overseeing our commercial loan portfolio and managing our commercial lenders, portfolio manager, business development officer, credit analysts, and lending assistant.

Item 2 — Ratification of Appointment of Independent Registered Public Accounting Firm

Baker Newman & Noyes LLC served as our independent registered public accounting firm for the 2021 fiscal year. The Audit Committee of the Board of Directors has appointed Baker Newman & Noyes LLC to serve as the independent registered public accounting firm for the 2022 fiscal year, subject to ratification by stockholders. A representative of Baker Newman & Noyes LLC is expected to attend the annual meeting to respond to appropriate questions from stockholders and will have the opportunity to make a statement should he or she desire to do so.

If the appointment of the independent registered public accounting firm is not ratified by a majority of the votes represented at the annual meeting and entitled to vote, the Audit Committee of the Board of Directors will consider other independent registered public accounting firms.

The Board of Directors unanimously recommends that you vote “FOR” the ratification of the appointment of Baker Newman & Noyes LLC to serve as the independent registered public accounting firm.

Audit Fees. The following table sets forth the fees that Baker Newman & Noyes LLC billed to First Seacoast Bancorp and First Seacoast Bank for the fiscal years ended December 31, 2021 and 2020:

	2021	2020
Audit Fees (1)	$148,050	$147,900
Audit-Related Fees (2)	3,985	—
Tax Fees (3)	8,690	8,500
All Other Fees	—	—

(1)

Consists of fees for professional services rendered for the audit of the consolidated financial statements included in the Annual Report on Form 10-K, for the review of financial statements included in the Quarterly Reports on Form 10-Q and for services normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements.

(2)

Includes fees for services associated with Securities and Exchange Commission (“SEC”) registration statements or other documents filed in connection with securities offerings, including comfort letters, consents and assistance with review of documents filed with the SEC.

(3)	Consists of fees for compliance tax services, including rendering corporate income tax opinion, tax planning and advice, and preparation of tax returns.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm. The Audit Committee is responsible for appointing, setting compensation and overseeing the work of the independent registered public accounting firm. In accordance with its charter, the Audit Committee approves, in advance, all audit and permissible non-audit services to be performed by the independent registered public accounting firm. This approval process ensures that the independent registered public accounting firm does not provide any non-audit service to us prohibited by law or regulation.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following information is furnished for our principal executive officer and the two most highly compensated executive officers (other than the principal executive officer) whose total compensation exceeded $100,000 for the fiscal year ended December 31, 2021. In this proxy statement these individuals are sometimes referred to as the “named executive officers.”

Name and Principal Position	Year	Salary	Bonus	Stock Awards (1)	All Other Compensation (2)	Total
James R. Brannen	2021	$255,000	$38,250	$149,850	$15,396	$458,496
President and Chief Executive Officer	2020	250,000	7,500	—	14,606	272,106

Richard M. Donovan	2021	188,000	25,650	99,900	9,203	322,753
Senior Vice President and Chief Financial Officer	2020	182,500	10,475	—	11,212	204,187

Timothy F. Dargan	2021	191,470	25,750	99,900	11,676	328,796
Senior Vice President and Senior Commercial Lending Officer	2020	182,250	15,475	—	10,413	208,138

(1)

Reflects the aggregate grant date fair value for restricted stock awards computed according to FASB ASC Topic 718 – Share Based Payment, based on the closing price of First Seacoast Bancorp’s common stock on the grant date ($9.99 per share on November 18, 2021). Restricted stock awards vest in three approximate equal installments, with the first vesting occurring on November 18, 2022. As of December 31, 2021, Mr. Brannen had an outstanding stock award for 15,000 shares and Messrs. Donovan and Dargan each had an outstanding stock award for 10,000 shares.

(2)	For 2021, All Other Compensation consists of the following:

Name	401(k) Employer Matching Contribution	ESOP Allocation	Total All Other Compensation
James R. Brannen	$9,578	$5,818	$15,396
Richard M. Donovan	4,330	4,873	9,203
Timothy F. Dargan	6,716	4,960	11,676

Employment Agreements

First Seacoast Bank has entered into employment agreements with each of Messrs. Brannen, Donovan and Dargan. The employment agreements for Messrs. Brannen and Donovan had an initial term of three years and the employment agreement for Mr. Dargan had an initial term of two years. Commencing as of March 1st of each year, the board of directors may renew the agreement for an additional year so that the remaining term again becomes three years for Messrs. Brannen and Donovan and two years for Mr. Dargan. In addition to base salary, the agreements provide for, among other things, participation in bonus programs and other benefit plans and arrangements applicable to executive employees. The current terms of the agreements with Messrs. Brannen and Donovan expire on March 1, 2025, and the current term of the agreement with Mr. Dargan expires on March 1, 2024. The current base salaries for Messrs. Brannen, Donovan and Dargan are $255,000, $188,000 and $191,470, respectively. First Seacoast Bank may terminate the employment of each of the executives for cause at any time, in which event they would have no right to receive compensation or other benefits under the employment agreements for any period after their termination of employment.

Certain events resulting in an executive’s termination or resignation will entitle the executive to payments of severance benefits following the termination of employment. In the event of an executive’s involuntary termination for reasons other than for cause or if the executive resigns during the term of the agreement following (a) the failure to appoint the executive to the executive position set forth in the agreement or a material change in function, duties or responsibilities resulting in a reduction of the responsibility, scope, or importance of the executive’s position, (b) a relocation by more than 50 miles, (c) a material reduction in the benefits or perquisites paid to the executive (unless the reduction is part of a reduction that is generally applicable to employees of First Seacoast Bank), (d) a liquidation or dissolution of First Seacoast Bank or (e) a material breach of the employment agreement by First Seacoast Bank, then the executive would become entitled to a lump sum cash severance payment equal to the base salary and bonuses or incentive awards the executive would have earned for the lesser of the remaining unexpired term of the employment agreement or 24 months. In addition, the executive would become entitled, at no expense to him, to the continuation non-taxable medical and dental coverage for the lesser of the remaining unexpired term of the employment agreement or the time at which the executive receives coverage under another employer’s plan. If the health and dental coverage is not permitted by applicable law or if providing the benefits would subject First Seacoast Bank to penalties, the executive will receive a cash lump sum payment equal to the value of the benefits.

If there is a change in control of First Seacoast Bancorp or First Seacoast Bank, followed by an executive’s involuntary termination other than for cause or upon the executive’s resignation for one of the reasons set forth above, the executive would become entitled to a lump sum cash severance payment equal to three times the executive’s “base amount,” as that term is defined for purposes of Internal Revenue Code Section 280G (i.e., the average annual taxable income paid to him for the five taxable years preceding the taxable year in which the change in control occurs). In addition, the executive would become entitled, at no expense to him, to the continuation of non-taxable medical and dental coverage for 36 months following his termination of employment, or if the coverage is not permitted by applicable law or if providing the benefits would subject First Seacoast Bank to penalties, the executive will receive a cash lump sum payment equal to the value of the health and dental benefits.

If an executive dies, the executive’s estate or beneficiaries will be paid the executive’s base salary for a period of six months and the executive’s dependents will be entitled to continued non-taxable medical, dental and other insurance for one year following the executive’s death.

Under each employment agreement, if the executive becomes disabled within the meaning of the term under Section 409A of the Internal Revenue Code and as set forth in the employment agreement, he will receive benefits under any short-term or long-term disability plans maintained by First Seacoast Bank. First Seacoast Bank will make up any difference, if any, between the executive’s base salary and the disability benefits for a period of one year.

Under each employment agreement, if the executive retires following his attainment of age 65, he will receive benefits under any applicable retirement or other plans maintained by First Seacoast Bank.

Upon termination of an executive’s employment (other than following a change in control), the executive will be subject to certain restrictions on the executive’s ability to compete or to solicit business or employees of First Seacoast Bank for a period of one year following his termination of employment.

Salary Continuation Agreement

First Seacoast Bank is a party to a salary continuation agreement with Mr. Brannen. Under the agreement, if Mr. Brannen separates from service after reaching normal retirement age (age 66 in his case), he will be entitled to an annual benefit equal to a percentage (34.62% in his case) of the average of the three highest amounts reported in Box 5 of Form W-2 (excluding amounts attributable to the granting, vesting or exercise of stock options, restricted stock or similar equity-based compensation, or amounts related to reportable income from deferred compensation). The benefit payment begins on the first day of the second month following the executive’s separation from service and is paid monthly for a period of 120 months.

If Mr. Brannen separates from service before reaching his normal retirement age (other than on account of death, disability or for cause), he will be entitled to the accrued benefit (i.e., the amount accrued to date toward the normal retirement benefit), paid in monthly installments over 120 months, commencing first day of the second month following his separation from service. If he becomes disabled before his separation from service, he will receive the normal retirement benefit under the agreement, paid in 120 monthly installments commencing on the first day of the month following the date he reaches age 66. If there is a change in control, he will receive the normal retirement benefit under the agreement (regardless of his age at the time). The benefit will be paid to him at the same time and form the benefit would have otherwise been paid under the agreement upon his separation from service, death or disability, provided, however, that if he separates from service within two years of a change in control, the benefit will be paid to him in a lump sum on the first day of the second month following his separation from service. Hardship distributions may also become payable under the agreement if he experiences an unforeseeable emergency.

If Mr. Brannen dies before a separation from service, his beneficiary will receive the accrued benefit paid in a lump sum on the first day of the second month following his death. If he dies following his separation from service but before receiving benefits under the agreement, his beneficiary will receive the benefits he would have otherwise continued to have received, paid in a lump sum on the first day of the second month following his death. If Mr. Brannen dies while receiving benefits, his beneficiary will continue to receive the benefit payments (at the same time and in the same form) he would have continued to have received under the agreement.

Defined Benefit Pension Plan

First Seacoast Bank participates in the Pentegra Defined Benefit Plan for Financial Institutions, a multiple-employer pension plan (the “Pension Plan”). Effective October 1, 2010, the Bank adopted a “soft freeze” to the Pension Plan so that no new employees would become participants in the plan after that date. Effective December 31, 2018, the Bank adopted a “hard freeze” to the Pension Plan so that future service or compensation changes would not increase retirement benefits after that date. Benefits under the Pension Plan are based on a participant’s years of service and compensation (both capped at the hard freeze date and with no more than 30 years of service credited for benefit purposes). Messrs. Brannen and Dargan are the only named executive officers that participate in the Pension Plan.

Outstanding Equity Awards at December 31, 2021

The following table provides information regarding equity awards outstanding as of December 31, 2021 to each named executive officer.

Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date	Number of Shares of Restricted Stock That Have Not Vested (1)	Market Value of Shares of Restricted Stock That Have Not Vested (2)
James R. Brannen	—	—	—	—	15,000	$160,050
Richard M. Donovan	—	—	—	—	10,000	106,700
Timothy F. Dargan	—	—	—	—	10,000	106,700

(1)	Restricted stock awards vest in three approximately equal installments. The first installment will vest on November 18, 2022.
(2)	Based upon the closing stock price of $10.67 per share on December 31, 2021.

OTHER INFORMATION RELATING TO DIRECTORS AND EXECUTIVE OFFICERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires First Seacoast Bancorp’s executive officers and directors, and persons who own more than 10% of any registered class of our equity securities, to file reports of ownership and changes in ownership with the Securities Exchange Commission. Executive officers, directors and greater than 10% stockholders are required by regulation to furnish us with copies of all Section 16(a) reports they file.

Based solely on our review of the copies of the reports we have received and of written representations provided to us by the individuals required to file the reports, we believe that each executive officer, director and greater than 10% beneficial owner has complied with applicable reporting requirements for transactions in First Seacoast Bancorp common stock during the fiscal year ended December 31, 2021.

Transactions with Related Persons

Loans and Extensions of Credit. Federal law generally prohibits publicly traded companies from making loans to their executive officers and directors, but it contains a specific exemption from the prohibition for loans made by federally insured financial institutions, such as First Seacoast Bank, to their executive officers and directors in compliance with federal banking regulations. At December 31, 2021, all of our loans to directors and executive officers were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to First Seacoast Bank, and did not involve more than the normal risk of collectability or present other unfavorable features. At December 31, 2021, these loans were performing in accordance with their original repayment terms or in accordance with COVID temporary relief-based modified terms that were substantially the same as those prevailing at the time for comparable loans with persons not related to First Seacoast Bank and were in compliance with federal banking regulations.

Other Transactions. Neither First Seacoast Bancorp nor First Seacoast Bank has entered into any other transactions since January 1, 2021 in which the amount involved exceeded $120,000 and in which any related persons had or will have a direct or indirect material interest.

SUBMISSION OF STOCKHOLDER BUSINESS PROPOSALS AND NOMINATIONS

First Seacoast Bancorp must receive proposals that shareholders seek to include in the proxy statement for its next annual meeting no later than December 15, 2022. If next year’s annual meeting is held on a date that is more than 30 calendar days from May 26, 2023, a shareholder proposal must be received by a reasonable time before we begin to print and mail our proxy solicitation materials for such annual meeting. Any shareholder proposals will be subject to the requirements of the proxy rules adopted by the Securities and Exchange Commission.

Under new Securities and Exchange Commission Rule 14a-19, a stockholder intending to engage in a director election contest with respect to the annual meeting of stockholders to be held in 2023 must give First Seacoast Bancorp notice of its intent to solicit proxies by providing the names of its nominees and certain other information at least 60 calendar days before the anniversary of the previous year’s annual meeting, or by March 27, 2023.

In addition to the requirement set forth under Securities and Exchange Commission Rule 14a-19, under First Seacoast Bancorp’s bylaws, for a stockholder to properly bring business before an annual meeting, the stockholder must give written notice to our Corporate Secretary not less than five days before the date of the annual meeting. The notice must set forth as to each matter the stockholder proposes to bring before the annual meeting (i) a brief description of the proposal desired to be brought before the annual meeting and (ii) the business, as well as the name and address of such stockholder and the class and number of shares of our stock that are owned of record by such stockholder. No other proposal shall be acted upon at the annual meeting. A stockholder may make any other proposal at the annual meeting and the same may be discussed and considered, but unless stated in writing and filed with the Secretary at least five days before the annual meeting, the proposal will be laid over for action at an adjourned, special or annual meeting taking place 30 days or more thereafter.

For a stockholder to properly propose a nominee to the Board of Directors at an annual meeting, the stockholder must give written notice to our Corporate Secretary not less than five days before the date of the annual meeting. The notice must set forth: (A) as to each person whom the stockholder proposes to nominate for election or reelection as a director, (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, and (iii) such person’s written consent to serve as a director, if elected; and (B) as to the stockholder giving the notice, (i) the name and address of such stockholder and (ii) the class and number of shares of our stock that are owned of record by such stockholder.

STOCKHOLDER COMMUNICATIONS

Stockholders who wish to communicate with the Board of Directors or an individual director should do so in writing to First Seacoast Bancorp, 633 Central Avenue, Dover, New Hampshire 03820. Communications regarding financial or accounting policies may be made in writing to the Chair of the Audit Committee, at the same address. All other communications should be sent in writing to the attention of the Chair of the Governance and Nominating Committee at the same address.

MISCELLANEOUS

First Seacoast Bancorp will pay the cost of this proxy solicitation and will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses they incur in sending proxy materials to the beneficial owners of First Seacoast Bancorp common stock. In addition to soliciting proxies by mail, our directors, officers and regular employees may solicit proxies personally or by telephone without receiving additional compensation.

First Seacoast Bancorp’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 is included with this proxy statement. Any stockholder who has not received a copy of the Form 10-K may obtain a copy by writing to our Corporate Secretary or by accessing a copy online. See “Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on May 26, 2022.” The Form 10-K is not to be treated as part of the proxy solicitation material or as having been incorporated in this proxy statement by reference.

If you and others who share your address own your shares of First Seacoast Bancorp common stock in “street name,” your broker or other holder of record may be sending only one annual report and proxy statement to your address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, if a stockholder residing at such an address wishes to receive a separate annual report or proxy statement in the future, he or she should contact the broker or other holder of record. If you own your shares in “street name” and are receiving multiple copies of our annual report and proxy statement, you can request householding by contacting your broker or other holder of record.

Please vote by marking, signing, dating and promptly returning a proxy card or by voting via the Internet or by telephone.

BY ORDER OF THE BOARD OF DIRECTORS

Michael J. Bolduc
Corporate Secretary

Dover, New Hampshire

April 14, 2022

P.O. BOX 8016, CARY, NC 27512-9903 YOUR VOTE IS IMPORTANT! PLEASE VOTE BY: INTERNET Go To: www.proxypush.com/FSEA Cast your vote online Have your Proxy Card ready Follow the simple instructions to record your vote PHONE Call 1-866-430-8289 Use any touch-tone telephone Have your Proxy Card ready Follow the simple recorded instructions MAIL Mark, sign and date your Proxy Card Fold and return your Proxy Card in the postage-paid envelope provided First Seacoast Bancorp Annual Meeting of Stockholders CONTROL NUMBER TIME: Thursday, May 26, 2022, 10:30 AM, Eastern Time PLACE: 633 Central Avenue, Dover, New Hampshire This proxy is being solicited on behalf of the Board of Directors The stockholder(s) signing on the reverse side (the “undersigned”) hereby appoints James R. Brannen, Thomas J. Jean and Erica A. Johnson, and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of First Seacoast Bancorp which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSAL 2. THE PROXIES WILL VOTE IN THEIR DISCRETION ON ANY OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENT THEREOF. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card. PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

First Seacoast Bancorp Annual Meeting of Stockholders Please make your marks like this: X THE BOARD OF DIRECTORS RECOMMENDS A VOTE: FOR ON PROPOSALS 1 AND 2 PROPOSAL 1. To elect the following director nominees. YOUR VOTE BOARD OF DIRECTORS RECOMMENDS 1.01 Michael J. Bolduc FOR ☐ WITHHOLD ☐ FOR 1.02 Mark P. Boulanger ☐ ☐ FOR 1.03 Dana C. Lynch ☐ ☐ FOR 2. To ratify the appointment of Baker Newman & Noyes, LLC to serve as the independent registered public accounting firm for the fiscal year ending December 31, 2022. FOR ☐ AGAINST ☐ ABSTAIN ☐ FOR Authorized Signatures - Must be completed for your instructions to be executed. Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing. Signature (and Title if applicable) Date Signature (if held jointly) Date